Exhibit (h)(4)

Transamerica Funds
Transamerica Series Trust
Transamerica Income Shares, Inc.
Transamerica Partners Funds Group
Transamerica Partners Funds Group II

ADMINISTRATIVE SERVICES AGREEMENT

          This Agreement is entered into as of July 15, 2010 by Transamerica Funds, a Delaware statutory trust, Transamerica Series Trust, a Delaware statutory trust (“TST”), Transamerica Income Shares, Inc., a Maryland corporation, Transamerica Partners Funds Group, a Massachusetts business trust (“TPFG”), Transamerica Partners Funds Group II (“TPFG II”), a Massachusetts business trust (each of the foregoing entities, a “Fund”), and Transamerica Fund Services, Inc. (“TFS”), a Florida corporation.

          WHEREAS, each Fund other than TIS is a diversified, open-end management investment company consisting of separate series or investment portfolios (the “Portfolios” or “Portfolio”) and TIS is a diversified closed-end Portfolio;

          WHEREAS, TFS is an administrative services company located at 570 Carillon Parkway, St. Petersburg, Florida, 33716, and is a wholly-owned subsidiary of Western Reserve Life Assurance Co. of Ohio;

          WHEREAS, each Fund seeks to engage TFS to furnish the Fund with administrative services to assist the Fund in carrying out certain of its functions and operations;

          WHEREAS, TFS desires to provide administrative services to each Fund, in accordance with the terms of this Agreement; and

          WHEREAS, it is the purpose of this Agreement to express the mutual agreement of the parties hereto with respect to the services to be provided by TFS to each Fund and the terms and conditions under which such services will be rendered;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

1.

Administrative Services Provided. TFS shall provide supervisory and administrative services to each Portfolio of each Fund. Subject to the overall supervision of the Board of Trustees/Directors of each Fund, TFS shall furnish to each Portfolio:

	•	The services of personnel to supervise and perform all administrative, clerical, recordkeeping and bookkeeping services of the Fund;

•	To the extent agreed upon by the parties hereto from time to time, monitor and verify State Street Bank and Trust Company’s daily calculation of net asset values;

•	Preparation and filing of all returns and reports in connection with federal, state and local taxes;

•	Shareholder relations functions, including preparation of notices to shareholders;

•

Regulatory reporting and compliance, including preparation of any required amendments, supplements or renewals of registration statements, qualifications or prospectuses under the Securities Act of 1933 and the securities laws of any states or territories subsequent to the effectiveness of the initial registration statement under the Securities Act of 1933;

•	Supervise and coordinate the Fund’s custodian and its dividend disbursing agent and monitor their service to each Portfolio;

•	Assist each Portfolio in preparing reports to shareholders;

•	Act as liaison with the Fund’s independent public accountants and provide, upon request, account analyses, fiscal year summaries and other audit-related schedules;

•	Preparation of agendas and supporting documents for and minutes of meetings of Trustees/Directors and committees of Trustees/Directors;

•	For TST, acting as registrar for the Fund and recording the ownership of Fund shares and changes in or transfers of such ownership;

•	Provide office space, telephones and other office equipment as necessary in order for TFS to perform administrative services to each Fund and described herein; and

•	Provide such other administrative services as TFS and each Fund shall agree from time to time.

Except as specifically provided above, in no event shall TFS be deemed to have assumed any duties with respect to, or be responsible for, the distribution of the shares of any Fund, nor shall TFS be deemed to have assumed, or have any responsibility with respect to, functions specifically assumed by any investment adviser, transfer agent, fund accounting agent, custodian or shareholder servicing or other agent, in each case employed by the Fund to perform such functions. It is understood that TFS has entered into separate transfer agency agreements with each of TPFG and TPFG II. Compensation for services under those agreements is described in Section 3(c) below.

2.	Obligations of Each Portfolio of Each Fund. Each Portfolio shall have the following obligations under this Agreement:

(a)

Each Portfolio shall provide TFS with access to all information, documents and records of and about each Portfolio that are necessary for TFS to carry out the performance of its duties under this Agreement; and

(b)

Each Portfolio shall furnish TFS with a certified copy of any financial statement or report prepared for any Portfolio by certified or independent public accountants, and with copies of any financial statements or reports made by such Portfolio to its shareholders or to any governmental body or securities exchange.

3.	Allocation of Costs and Expenses.

(a)

Each Fund shall bear all expenses not expressly assumed by TFS hereunder incurred in the operation of the Fund and the offering of its shares. Without limiting the foregoing, the Fund shall bear: compensation of Trustees/Directors not affiliated with TFS; governmental fees; interest charges; any expenses in connection with any preferred shares or any form of leverage; taxes (including issue and transfer taxes chargeable to the Fund in connection with securities transactions to which the Fund or a Portfolio is a party); membership dues in the Investment Company Institute or other trade association allocable to the Fund; fees and expenses of the Fund’s independent auditors, of legal counsel and of any custodian, distributor, investment adviser, subadviser, shareholder servicing agent, transfer agent, registrar or dividend disbursing agent, fund accounting or other agent or service provider of the Fund; expenses of issuing, distributing and redeeming shares of the Fund and servicing shareholder accounts; expenses of typesetting, producing, filing, printing and mailing prospectuses and statements of additional information, reports, notices, proxy statements and reports to shareholders and governmental officers and commissions (including costs of software designed to manage the content and data of registration statements, including Command Automated Publishing System and Confluence software and XBRL related software); costs and expenses related to new services mandated by law to be provided to the Fund; expenses of producing and mailing agendas and supporting documents for meetings of Trustees/Directors and committees of Trustees/Directors; costs of meetings of the Board of Trustees/Directors or any committee thereof; expenses connected with the execution, recording and settlement of portfolio security transactions (including brokerage commissions and dealer mark-ups chargeable to the Fund or a Portfolio); insurance premiums (including premiums on the fidelity bond insuring the Fund); fees and expenses of the Fund’s custodian for all services to the Fund, including safekeeping of funds and securities and maintaining required books and accounts; charges and expenses for pricing and appraisal services; compensation of any employee of the Fund retained by the Trustees/Directors to perform services on behalf of the Fund; any direct charges to shareholders approved by the Trustees/Directors of the Fund; expenses of calculating the net asset value of shares of the Fund; expenses of shareholder meetings; expenses relating to the issuance, registration and qualification shares of the Trust (including any fees and expenses involved in registering and maintaining registrations of the Fund or its shares with federal regulatory agencies, state or blue sky securities agencies and foreign jurisdictions); any fees or other expenses of listing the Fund’s shares on the New York Stock Exchange or any other securities exchange; fees payable under this Agreement; travel expenses of officers and members of the Board; website costs; litigation costs; and other extraordinary or nonrecurring expenses. To the extent TFS bears any of the foregoing expenses, the Fund will reimburse TFS for such expenses.

(b)

TFS shall pay all expenses expressly agreed to herein. Except as TFS and each Fund otherwise agree, TFS shall pay all costs of its personnel performing services hereunder. In addition, TFS shall pay costs of office space, telephones and other office equipment used to perform services hereunder, and such other costs and expenses as TFS and each Fund shall agree from time to time.

(c)

Notwithstanding Section 3(a) above, in the case of TST, TPFG and TPFG II, the compensation payable under Section 4 hereof includes compensation for transfer agency services. Each of TST, TPFG and TPFG II shall pay any associated expenses (these expenses are currently netted from the administrative services fee, in the case of TPFG and TPFG II).

4.

Compensation of TFS. As compensation for the services performed by TFS, each Portfolio shall pay TFS, as promptly as possible after the last day of each month, a fee, computed daily at an annual rate set forth opposite the Portfolio’s name on Schedule A annexed hereto.

5.

Investment Company Act Compliance. In performing services hereunder, TFS shall at all times comply with applicable provisions of the Investment Company Act of 1940, as amended (the “1940 Act”) and any other federal or state securities laws. In addition, and without limiting the foregoing, this Agreement is subject to the 1940 Act and rules thereunder; to the extent that any provision of this Agreement would require a party to take any action prohibited by the 1940 Act and rules thereunder, or would preclude a party from taking any action required by the 1940 Act and rules thereunder, then it is the intention of the parties hereto that such provision shall be enforced only to the extent permitted under the 1940 Act and rules thereunder; and that all other provisions of this Agreement shall remain valid and enforceable as if the provision at issue had never been a part hereof.

6.

Records. TFS recognizes and agrees that, pursuant to Rule 31a-3 under the 1940 Act, records required to be maintained by the Fund pursuant to Rule 31a-1 and/or Rule 31a-2 under the 1940 Act that are maintained by TFS, for and on behalf of the Fund, are the property of the Fund; shall be maintained, updated, preserved, and made available in accordance with the 1940 Act and rules thereunder; and will be surrendered promptly to the Fund upon request.

7.	Term and Termination.

(a) This Agreement shall continue in effect until terminated pursuant to provisions hereof.

(b)

This Agreement may be terminated at any time, without penalty, by any Fund on behalf of one or more Portfolios by giving 60 days’ written notice of such termination to TFS at its principal place of business; or may be terminated at any time by TFS by giving 60 days’ written notice of such termination to the Fund at its principal place of business. This Agreement may be terminated with respect to one or more Funds and/or Portfolios without affecting the validity of this Agreement with respect to any other Fund or Portfolio.

8.	Amendments. This Agreement may be amended only by written instrument signed by the parties hereto.

9.

Prior Agreements. This Agreement supersedes all prior written agreements between the parties relating to the subject matter hereof, and all such prior agreements are deemed terminated upon the effectiveness of this Agreement.

10.

Standard of Care. TFS agrees to render in good faith the services specified in this Agreement. TFS shall not be liable for any error of judgment or mistake of law, or for any act or omission in the performance of those services, provided that nothing in this Agreement shall protect TFS against any liability to a Fund to which TFS otherwise would be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder.

11.

Satisfaction of Claims. TFS agrees that for services rendered to a Fund or Portfolio, or for any claim by it in connection with the services rendered to a Fund or Portfolio under this Agreement, it shall look only to the assets of that Fund or Portfolio for satisfaction and that it shall have no claim against the assets of any other Fund or Portfolio in connection therewith.

12.	Governing Law. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of

Florida without giving effect to the conflicts of law provisions contained therein; provided that in the case of any conflict between the laws of Florida and the federal securities laws, the latter shall govern. For purposes of this Section 11, “federal securities laws” shall have the meaning set forth in Rule 38a-1 under the 1940 Act.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

TRANSAMERICA FUNDS

By:	/s/ Dennis P. Gallagher

Name:	Dennis P. Gallagher
Title:	Vice President, General Counsel and Secretary

TRANSAMERICA SERIES TRUST

By:	/s/ Dennis P. Gallagher

Name:	Dennis P. Gallagher
Title:	Vice President, General Counsel and Secretary

TRANSAMERICA INCOME SHARES, INC.

By:	/s/ Dennis P. Gallagher

Name:	Dennis P. Gallagher
Title:	Vice President, General Counsel and Secretary

TRANSAMERICA PARTNERS FUNDS GROUP

By:	/s/ Dennis P. Gallagher

Name:	Dennis P. Gallagher
Title:	Vice President, General Counsel and Secretary

TRANSAMERICA PARTNERS FUNDS GROUP II

By:	/s/ Dennis P. Gallagher

Name:	Dennis P. Gallagher
Title:	Vice President, General Counsel and Secretary

TRANSAMERICA FUND SERVICES, INC.

By:	/s/ Brenda L. Smith

Name:	Brenda L. Smith
Title:	Senior Vice President

Schedule A
(as of July 15, 2010)

TRANSAMERICA FUNDS

Portfolio	Administrative Fee (of daily net assets)
Transamerica AEGON High Yield Bond	0.02%
Transamerica AllianceBernstein International Value	0.02%
Transamerica Asset Allocation – Conservative Portfolio	0.0125%
Transamerica Asset Allocation – Growth Portfolio	0.0125%
Transamerica Asset Allocation – Moderate Growth Portfolio	0.0125%
Transamerica Asset Allocation - Moderate Portfolio	0.0125%
Transamerica Balanced	0.02%
Transamerica BlackRock Global Allocation	0.02%
Transamerica BlackRock Large Cap Value	0.02%
Transamerica BlackRock Natural Resources	0.02%
Transamerica BNY Mellon Market Neutral Strategy	0.02%
Transamerica Clarion Global Real Estate Securities	0.02%
Transamerica Diversified Equity	0.02%
Transamerica Federated Market Opportunity	0.02%
Transamerica First Quadrant Global Macro	0.02%
Transamerica Flexible Income	0.02%
Transamerica Focus	0.02%
Transamerica Growth Opportunities	0.02%
Transamerica Jennison Growth	0.02%
Transamerica JPMorgan Core Bond	0.02%
Transamerica JPMorgan International Bond	0.02%
Transamerica JPMorgan Mid Cap Value	0.02%
Transamerica Loomis Sayles Bond	0.02%
Transamerica MFS International Equity	0.02%
Transamerica Money Market	0.02%
Transamerica Morgan Stanley Emerging Markets Debt	0.02%
Transamerica Morgan Stanley Mid-Cap Growth	0.02%
Transamerica Morgan Stanley Small Company Growth	0.02%
Transamerica Multi-Manager Alternative Strategies Portfolio	0.0125%
Transamerica Multi-Manager International Portfolio	0.0125%
Transamerica Neuberger Berman International	0.02%
Transamerica Oppenheimer Developing Markets	0.02%
Transamerica Oppenheimer Small- & Mid-Cap Value	0.02%
Transamerica PIMCO Real Return TIPS	0.02%
Transamerica PIMCO Total Return	0.02%
Transamerica Schroders International Small Cap	0.02%
Transamerica Short-Term Bond	0.02%
Transamerica Small/Mid Cap Value	0.02%
Transamerica Third Avenue Value	0.02%
Transamerica Thornburg International Value	0.02%
Transamerica UBS Large Cap Value	0.02%
Transamerica WMC Diversified Growth	0.02%
Transamerica WMC Emerging Markets	0.02%

TRANSAMERICA SERIES TRUST

Portfolio	Administrative Fee (of daily net assets)
Transamerica AEGON High Yield Bond VP	0.02%
Transamerica Asset Allocation – Conservative VP	0.0125%
Transamerica Asset Allocation – Growth VP	0.0125%
Transamerica Asset Allocation – Moderate VP	0.0125%
Transamerica Asset Allocation - Moderate Growth VP	0.0125%
Transamerica Balanced VP	0.02%
Transamerica BlackRock Global Allocation VP	0.02%
Transamerica BlackRock Large Cap Value VP	0.02%
Transamerica BlackRock Tactical Allocation VP	0.02%
Transamerica Clarion Global Real Estate Securities VP	0.02%
Transamerica Convertible Securities VP	0.02%
Transamerica Diversified Equity VP	0.02%
Transamerica Efficient Markets VP	0.02%
Transamerica Federated Market Opportunity VP	0.02%
Transamerica Focus VP	0.02%
Transamerica Foxhall Emerging Markets/Pacific Rim VP	0.02%
Transamerica Foxhall Global Conservative VP	0.02%
Transamerica Foxhall Global Growth VP	0.02%
Transamerica Foxhall Global Hard Asset VP	0.02%
Transamerica Growth Opportunities VP	0.02%
Transamerica Hanlon Balanced VP	0.02%
Transamerica Hanlon Growth VP	0.02%
Transamerica Hanlon Growth and Income VP	0.02%
Transamerica Hanlon Managed Income VP	0.02%
Transamerica Index 35 VP	0.02%
Transamerica Index 50 VP	0.02%
Transamerica Index 75 VP	0.02%
Transamerica Index 100 VP	0.02%
Transamerica International Moderate Growth VP	0.0125%
Transamerica Jennison Growth VP	0.02%
Transamerica JPMorgan Core Bond VP	0.02%
Transamerica JPMorgan Enhanced Index VP	0.02%
Transamerica JPMorgan Mid Cap Value VP	0.02%
Transamerica MFS International Equity VP	0.02%
Transamerica Money Market VP	0.02%
Transamerica Morgan Stanley Active International Allocation VP	0.02%
Transamerica Morgan Stanley Mid-Cap Growth VP	0.02%
Transamerica Multi Managed Large Cap Core VP	0.02%
Transamerica PIMCO Total Return VP	0.02%
Transamerica ProFund UltraBear VP	0.02%
Transamerica Small/Mid Cap Value VP	0.02%
Transamerica T. Rowe Price Small Cap VP	0.02%
Transamerica Third Avenue Value VP	0.02%
Transamerica U.S. Government Securities VP	0.02%
Transamerica WMC Diversified Growth VP	0.02%
Transamerica WMC Diversified Growth II VP	0.02%

TRANSAMERICA INCOME SHARES, INC.

Administrative Fee (of daily net assets)
Transamerica Income Shares, Inc.	0.02%

TRANSAMERICA PARTNERS FUNDS GROUP

Portfolio	Administrative Fee (of daily net assets)
Transamerica Partners Balanced	0.30%
Transamerica Partners Core Bond	0.30%
Transamerica Partners Large Growth	0.30%
Transamerica Partners Large Core	0.30%
Transamerica Partners High Quality Bond	0.30%
Transamerica Partners High Yield Bond	0.30%
Transamerica Partners Inflation-Protected Securities	0.30%
Transamerica Partners International Equity	0.30%
Transamerica Partners Mid Growth	0.30%
Transamerica Partners Mid Value	0.30%
Transamerica Partners Money Market	0.30%
Transamerica Partners Small Growth	0.30%
Transamerica Partners Small Value	0.30%
Transamerica Partners Small Core	0.30%
Transamerica Partners Stock Index	*
Transamerica Partners Large Value	0.30%
Transamerica Institutional Asset Allocation - Intermediate Horizon	**
Transamerica Institutional Asset Allocation - Intermediate/Long Horizon	**
Transamerica Institutional Asset Allocation - Long Horizon	**
Transamerica Institutional Asset Allocation – Short Horizon	**
Transamerica Institutional Asset Allocation – Short/Intermediate Horizon	**

TRANSAMERICA PARTNERS FUNDS GROUP II

Portfolio	Administrative Fee (of daily net assets)
Transamerica Partners Institutional Balanced	0.05%
Transamerica Partners Institutional Core Bond	0.05%
Transamerica Partners Institutional Large Growth	0.05%
Transamerica Partners Institutional Large Core	0.05%
Transamerica Partners Institutional High Quality Bond	0.05%

TRANSAMERICA PARTNERS FUNDS GROUP II (con’t)

Portfolio	Administrative Fee (of daily net assets)
Transamerica Partners Institutional High Yield Bond	0.05%
Transamerica Partners Institutional Inflation-Protected Securities	0.05%
Transamerica Partners Institutional International Equity	0.05%
Transamerica Partners Institutional Mid Growth	0.05%
Transamerica Partners Institutional Mid Value	0.05%
Transamerica Partners Institutional Money Market	0.05%
Transamerica Partners Institutional Small Growth	0.05%
Transamerica Partners Institutional Small Value	0.05%
Transamerica Partners Institutional Small Core	0.05%
Transamerica Partners Institutional Stock Index	*
Transamerica Partners Institutional Large Value	0.05%
Transamerica Asset Allocation - Intermediate Horizon	**
Transamerica Asset Allocation - Intermediate/Long Horizon	**
Transamerica Asset Allocation - Long Horizon	**
Transamerica Asset Allocation - Short Horizon	**
Transamerica Asset Allocation - Short/Intermediate Horizon	**

*

Transamerica Partners Stock Index and Transamerica Partners Institutional Stock Index each pay a fee pursuant to an advisory contract with Transamerica Asset Management, Inc. which includes the provision of administrative services. No separate amounts are payable to TFS hereunder.

**

Each Strategic Allocation Fund and Institutional Strategic Allocation Fund bears the administrative fees of the underlying funds in which it invests and no separate administrative fees are payable to TFS under this agreement.